UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 9, 2008

OUTDOOR CHANNEL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-17287	33-0074499

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
43445 Business Park Drive, Suite 103
Temecula, California 92590
(Address of principal executive offices, including zip code)
(951) 699-6991
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
SIGNATURES

Item 8.01. Other Events.
In conjunction with ongoing negotiations for the renewal and extension of their agreement, Outdoor Channel Holdings, Inc. (the “Company”) has learned from DirecTV that since October 2007 DirecTV has been making Outdoor Channel available to more customers than authorized in the agreement. DirecTV recently modified its carriage of Outdoor Channel. Although the Nielsen Media Research (“Nielsen”) estimated number of households receiving Outdoor Channel has not increased significantly since October 2007, the Company is unable to ensure that there will be no decrease in Nielsen’s estimated number of households receiving Outdoor Channel in the future as a result of this recent modification of carriage by DirecTV. The Company continues its negotiations with DirecTV and has authorized DirecTV to continue carrying Outdoor Channel.
Statements in this report that are not historical are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, including statements, without limitation, our expectations, beliefs and intentions regarding the future carriage of Outdoor Channel by DirecTV or any distributor. The Company’s actual results could differ materially from those discussed in any forward-looking statements. The Company intends that such forward-looking statements be subject to the safe- harbor provisions contained in those sections. Such statements involve significant risks and uncertainties and are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to: (1) the company’s ability to grow the subscriber base of Outdoor Channel; (2) a decline in the number of viewers from having Outdoor Channel placed in unpopular cable or satellite packages, or increases in subscription fees, established by the service providers; (3) service providers discontinuing or refraining from carrying Outdoor Channel; and other factors which are discussed in the company’s filings with the Securities and Exchange Commission. For these forward-looking statements, the company claims the protection of the safe harbor for forward-looking statements in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTDOOR CHANNEL HOLDINGS, INC.
By:	/s/ Thomas E. Hornish
Thomas E. Hornish
Chief Operating Officer and General Counsel

Date: May 9, 2008